Exhibit 23.2

                           Consent of BDO Seidman LLP







ARS Networks, Incorporated
100 Walnut Street
Champlain, New York 12919


We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated March 22, 2001, relating to the financial statements of ARS Networks, Incorporated which is contained in that Prospectus. Our report contains an explanatory paragraph regarding the Company's ability to continue as a going concern.

We also consent to the reference to us under the caption "Experts" in the Prospectus.



/s/ BDO Seidman, LLP
--------------------

BDO Seidman, LLP
Chicago, Illinois
September 18, 2001